                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 12, 2001
                                                  -----------------

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           OHIO                        0-27202              34-1803229
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)   (IRS Employer
        of incorporation)                                 Identification No.)

32000 AURORA ROAD            SOLON, OHIO                       44139
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code            440/519-0500
                                                  ------------------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 12, 2001, the Company completed the sale of its fixture subsidiaries, Ruud Lighting, Inc., Kramer Lighting, Inc. and Ruud Lighting Europe, to an investor group led by Alan J. Ruud. From January 1998 until the time of the transaction, Mr. Ruud was a director of the Company and served as Vice Chairman and Chief Operating Officer of the Company and holds in excess of 5% of the Company's outstanding common stock. The investor group includes Mr. Ruud's two children. The fixture subsidiaries' assets consisted primarily of manufacturing equipment, inventory and accounts receivable and the Ruud Lighting manufacturing facility located in Racine, Wisconsin.

Under the terms of the transaction, the consideration paid for these fixture subsidiaries was $28 million in cash (adjusted dollar for dollar to reflect the amount of any changes in net working capital and funded indebtedness between September 2, 2001 and December 3, 2001) plus a $3 million subordinated note from Ruud Lighting, Inc. and subordinated notes from each member of the investor group, aggregating an additional $3 million. In addition, the Company was relieved of its obligations regarding the funded debt of the fixture subsidiaries, in an amount equal to approximately $9 million. Preliminary estimates of the adjustment in the cash consideration resulted in a net reduction of approximately $2.5 million in the cash received at closing. These preliminary estimates are subject to a review process under the agreement, expected to be completed in the Company's third fiscal quarter. Total funded debt of the Company was approximately $171 million at September 30, 2001, and was approximately $134 million immediately following the completion of the transaction.

The notes from Ruud Lighting, Inc. and the investor group have a five year term. Principal and interest are payable at maturity. The notes bear interest at 8%, compounded semi-annually. With regard to the notes from the investor group, the Company may require, at any time prior to December 5, 2002, that the investors deliver Company common stock in satisfaction of the notes at the rate of one share of Company common stock for each $2 in principal amount. The indenture governing the Company's 8% Senior Notes currently prohibits the acquisition by the Company of its common stock. If that restriction lapses, or the Company receives the required consent from its Senior Noteholders, prior to December 2002, the Company expects to exercise its right to acquire 1,500,000 shares of its common stock as payment in full for the investors' notes. The Company has no assurance that it will be able to exercise its right to acquire these shares.

The consideration was arrived at following negotiations between officers and advisors of the Company and Mr. Ruud and his advisors, based on two guiding principles: the purchase price would have to be at least fair market value and that the Company would receive consideration of cash and shares of common stock (In addition to cash consideration, the Company issued 3,000,000 shares of its common stock in connection with the Company's acquisition of Ruud Lighting, Inc. in 1998). Since the Company was unable to take its common stock from the investor group as a portion of the consideration, the investor group agreed to make shares available as payment for the purchase notes delivered at closing.

In the parties' original letter of intent, signed September 20, 2001, the transaction involved cash consideration of approximately $32 million
(subject to the same adjustments described above), with $6 million in purchase notes, subject to payment with 3,000,000 shares of Company common stock. In mid-October, Mr. Ruud informed the Company that he would be unable to finance the transaction originally contemplated, and negotiations resumed, which resulted in the revised transaction terms described above. In addition to the changes in the payment terms described, the Company was permitted to retain the real property used by Kramer Lighting, Inc., which it intends to sell. Upon sale of the facility, Ruud Lighting, Inc. is entitled to one-third of the net proceeds, up to $500,000.

The Company's Board of Directors considered the alternatives to the Company regarding the fixture subsidiaries at meetings, including meetings on October 25 and 29 and November 20, 2001. After lengthy consideration and consultation with advisors to the Company, the Board of Directors approved the final terms of the transaction at the special meeting held November 20, 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the sale of a significant portion of the Company's lamp fixture business (Ruud Lighting, Inc., Kramer Lighting, Inc. and Ruud Lighting Europe) by the Company.

The unaudited pro forma condensed consolidated balance sheet is based on the Company's historical consolidated balance sheet as at September 30, 2001, and gives effect to the disposition as if such transaction occurred on that date. The pro forma adjustments to the condensed consolidated balance sheet include the elimination of the assets and liabilities related to the fixture subsidiaries being sold and receipt of the proceeds for the subsidiaries.

The unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2001, and the three months ended September 30, 2001, is based on the Company's historical consolidated statements of operations for the periods then ended, and give effect to the sale of the fixture subsidiaries by the Company as if the dispositions had occurred on July 1, 2000. The pro forma condensed consolidated statements of operations include only the results of continuing operations, and additionally excludes the gain (loss) on the sale. The pro forma adjustments to the condensed consolidated statements of operations exclude the operations related to the fixture subsidiaries being sold and include: (i) sales and cost of goods sold for products sold by the Company's remaining subsidiaries to the fixture subsidiaries that were previously eliminated in consolidation; (ii) a reduction in interest expense related to the proceeds applied to the debt outstanding; and (iii) interest income related to the notes received from the sale of the fixture subsidiaries.

The pro forma financial statements are not necessarily indicative of the financial position or results of operations had the sale of the fixture subsidiaries taken place at the beginning of the respective periods or of future results of the Company. The accounting for the sale of the fixture subsidiaries is preliminary. Final amounts, including the actual consideration received could differ from those reflected in the pro forma condensed consolidated financial statements.


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


                      ADVANCED LIGHTING TECHNOLOGIES, INC.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 2001
                                 (in thousands)

                                                                              PRO FORMA
                                                              HISTORICAL     ADJUSTMENTS        PRO FORMA
                                                              ----------     -----------        ---------
ASSETS
Current assets:
   Cash and cash equivalents                                   $   3,403      $    (773)(B)     $   2,630
   Trade receivables, net                                         33,917         (5,826)(B)        28,091
   Inventories:
      Finished goods                                              26,321         (5,660)(B)        20,661
      Raw materials and work-in-process                           22,359        (11,338)(B)        11,021
                                                               ---------      ---------         ---------
                                                                  48,680        (16,998)           31,682
   Prepaid expenses                                                3,069         (1,041)(B)         2,028
                                                               ---------      ---------         ---------
Total current assets                                              89,069        (24,638)           64,431

Property, plant and equipment:
   Land and buildings                                             42,921        (14,104)(B)        28,817
   Machinery and equipment                                        85,596         (9,994)(B)        75,602
   Furniture and fixtures                                         22,122         (5,292)(B)        16,830
   Assets held for sale                                            4,065          1,238 (B)         5,303
                                                               ---------      ---------         ---------
                                                                 154,704        (28,152)          126,552
   Less accumulated depreciation                                  34,564         (6,887)(B)       (27,677)
                                                               ---------      ---------         ---------
                                                                 120,140        (21,265)           98,875

Receivables from related parties                                   1,544             (9)(B)         1,535
Investments in affiliates                                         13,738             (3)(B)        13,735
Other assets                                                       7,579          6,000 (A)        13,038
                                                                                   (541)(B)
Intangible assets                                                  5,689         (2,380)(B)         3,309
Excess of cost over net assets of businesses acquired, net         4,200              -             4,200
                                                               ---------      ---------         ---------
                                                               $ 241,959      $ (42,836)        $ 199,123
                                                               =========      =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Short-term debt and current portion of long-term debt       $   8,190      $    (733)(B)         7,457
   Accounts payable                                               19,732         (6,538)(B)        13,194
   Payables to related parties                                     1,475              -             1,475
   Employee-related liabilities                                    4,343           (389)(B)         3,954
   Accrued income and other taxes                                    555           (480)(B)            75
   Other accrued expenses                                          9,062           (742)(B)         9,220
                                                                                    900 (C)
                                                               ---------      ---------         ---------
Total current liabilities                                         43,357         (7,982)           35,375

Long-term debt                                                   163,087        (28,000)(A)       126,940
                                                                                 (8,147)(B)
Minority interest                                                    456              -               456
Preferred stock                                                   20,207              -            20,207

Shareholders' equity
   Common stock                                                       23              -                23
   Paid-in-capital                                               216,555              -           216,555
   Accumulated other comprehensive income (loss)                  (4,823)             -            (4,823)
   Loan and interest receivable from officer, net                 (9,510)             -            (9,510)
   Retained earnings (deficit)                                  (187,393)         1,293(D)       (186,100)
                                                               ---------      ---------         ---------
                                                                  14,852          1,293            16,145
                                                               ---------      ---------         ---------
                                                               $ 241,959      $ (42,836)        $ 199,123
                                                               =========      =========         =========

See notes to pro forma condensed consolidated balance sheet

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2001
                 (In thousands, except per share dollar amounts)

                                                                                              PRO FORMA
                                                                                HISTORICAL    ADJUSTMENTS        PRO FORMA
                                                                                -----------   -----------        ----------

Net sales                                                                         $ 51,890     $ (19,730)(A)      $ 33,827
                                                                                                   1,667 (B)
Costs and expenses:
   Cost of sales                                                                    32,903       (11,756)(A)        22,728
                                                                                                   1,581 (B)
   Marketing and selling                                                            11,177        (5,051)(A)         6,126
   Research and development                                                          2,837          (830)(A)         2,007
   General and administrative                                                        4,345        (1,214)(A)         3,131
   Provision for loan impairment                                                     4,600             -             4,600
   Gain on settlement of lawsuit                                                      (554)            -              (554)
   Special charges                                                                   9,009        (2,789)(A)         6,220
   Amortization of intangible assets                                                    84            (4)(A)            80
                                                                                -----------   -----------        ----------
Income (loss) from operations                                                      (12,511)        2,000           (10,511)

Other income (expense):
   Interest expense                                                                 (3,093)          147 (A)        (2,508)
                                                                                                     438 (C)
   Interest income                                                                      26            (4)(A)           142
                                                                                                     120 (C)
   Income (loss) from equity investments                                               (66)            -               (66)
                                                                                -----------   -----------        ----------

Income (loss) before income taxes and minority interest                            (15,644)        2,701           (12,943)
Income tax expense (benefit)                                                           (26)            -               (26)
                                                                                -----------   -----------        ----------

Income (loss) before minority interest                                             (15,618)        2,701           (12,917)
Minority interest in income of consolidated subsidiary                                 (39)            -               (39)
                                                                                -----------   -----------        ----------

Income (loss) from continuing operations                                         $ (15,657)    $   2,701          $(12,956)
                                                                                ===========   ===========        ==========

Income (loss) from continuing operations attributable to common shareholders:
        Income (loss) from continuing operations                                 $ (15,657)                       $(12,956)
        Less: Preferred shares accretion                                              (653)                           (653)
                                                                                -----------                      ----------
        Income (loss) from continuing operations
              attributable to common shareholders                                $ (16,310)                       $(13,609)
                                                                                ===========                      ==========

Earnings (loss) per share from continuing operations -- diluted
        Income (loss) from continuing operations                                 $    (.67)                      $    (.55)
        Preferred shares accretion                                                    (.03)                           (.03)
                                                                                -----------                      ----------
        Earnings (loss) per share from continuing operations                     $    (.70)                      $    (.58)
                                                                                ===========                      ==========

Weighted average shares -- diluted                                                  23,306                          23,306
                                                                                ===========                      ==========

See notes to pro forma condensed consolidated financial statements

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE YEAR ENDED JUNE 30, 2001
                 (In thousands, except per share dollar amounts)

                                                                                 PRO FORMA
                                                                 HISTORICAL     ADJUSTMENTS        PRO FORMA
                                                                 ----------     -----------        ---------

Net sales                                                         $ 219,448      $ (82,031)(A)     $ 145,438
                                                                                     8,021 (B)
Costs and expenses:
   Cost of sales                                                    130,481        (48,289)(A)        89,842
                                                                                     7,650 (B)
   Marketing and selling                                             46,751        (20,847)(A)        25,904
   Research and development                                          12,693         (3,902)(A)         8,791
   General and administrative                                        13,831         (4,633)(A)         9,198
   Gain on sale of property                                          (1,115)             -            (1,115)
   Amortization of intangible assets                                  2,862         (2,098)(A)           764
                                                                  ---------      ---------         ---------
Income from operations                                               13,945         (1,891)           12,054

Other income (expense):
   Interest expense                                                 (13,839)           814 (A)       (10,670)
                                                                                     2,355 (C)
   Interest income                                                    1,015            (29)(A)         1,466
                                                                                       480 (C)
   Income (loss) from equity investments                               (234)             -              (234)
                                                                  ---------      ---------         ---------

Income before income taxes and minority interest                        887          1,729             2,616
Income taxes                                                            516            (12)(A)           504
                                                                  ---------      ---------         ---------

Income before minority interest                                         371          1,741             2,112
Minority interest in income of consolidated subsidiary                 (100)             -              (100)
                                                                  ---------      ---------         ---------

Net income                                                        $     271      $   1,741         $   2,012
                                                                  =========      =========         =========

Income available to common shareholders:
        Net income                                                $     271                        $   2,012
        Less:  Preferred shares accretion                            (2,555)                          (2,555)
               Additional preferred shares accretion from
                 cumulative effect of accounting change
                 for beneficial conversion option                    (5,329)                          (5,329)
                                                                  ---------                        ---------
        Net income (loss) attributable to common shareholders     $  (7,613)                       $  (5,872)
                                                                  =========                        =========

Earnings (loss) per share -- diluted
        Net income                                                $     .01                        $     .09
        Preferred shares accretion                                     (.11)                            (.11)
                                                                  ---------                        ---------
        Earnings (loss) per share before cumulative effect
                  of accounting change                                 (.10)                            (.02)
        Additional preferred shares accretion from
                  cumulative effect of accounting change
                  for beneficial conversion option                     (.24)                            (.24)
                                                                  ---------                        ---------
                                                                  $    (.34)                       $    (.26)
                                                                  =========                        =========

Weighted average shares -- diluted                                   22,446                           22,446
                                                                  =========                        =========

See notes to pro forma condensed consolidated financial statements

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                             (Dollars in thousands)


Note 1 - Basis of Presentation

         Reference is made to Item 7(b) "Pro Forma Financial Information" on page 2.

Note 2 - Pro Forma Adjustments

         The pro forma adjustments to the condensed consolidated balance sheet as at September 30, 2001, are as follows:

         (A) Reflects proceeds of $28,000 in cash applied to the Company's bank credit facility and $6,000 in notes receivable.

         (B) Reflects the elimination of the net assets of the fixture subsidiaries sold.

         (C) Reflects an estimate of the transaction costs related to the sale of the fixture subsidiaries.

         (D) Reflects the estimated gain resulting from the sale of the fixture subsidiaries and other assets and liabilities incurred or relieved as a result of the sale. The net estimated gain on sale as of September 30, 2001 is recorded as an increase to stockholders' equity. The final gain or loss amount will be determined based on the excess or deficiency of proceeds received over the actual carrying value of the net assets of the fixture subsidiaries as of December 2, 2001, less direct costs associated with the sale.

         The pro forma adjustments to the condensed consolidated statement of operations for the quarter ended September 30, 2001, and the year ended June 30, 2001, are as follows:

         (A) Reflects the elimination of the sales and costs and expenses of the fixture subsidiaries.

         (B) Reflects sales and cost of sales of the Company's remaining subsidiaries to the fixture subsidiaries, that were previously eliminated in the historical consolidated financial statements. While sales by the Company's remaining subsidiaries to the fixture subsidiaries may continue, no assurance can be provided that such sales will continue in the future.

         (C) Reflects the reduction in the interest expense related to the proceeds applied to the debt outstanding and the increase in interest income related to the notes receivable noted above.

 (c)     Exhibits

      2.1 Stock Redemption and Purchase Agreement Among Advanced Lighting Technologies, Inc., Ruud Lighting, Inc., and Alan J. Ruud, Susan Ruud, Theodore O. Sokoly, Christopher A. Ruud and Cynthia A. Johnson dated November 14, 2001

      2.2 First Amendment to Stock Redemption and Purchase Agreement dated December 12, 2001

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ADVANCED LIGHTING TECHNOLOGIES, INC.


Date: December 27, 2001               By:      /s/ Wayne R. Hellman
                                           -------------------------------------
                                              Wayne R. Hellman
                                              Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.       DESCRIPTION OF EXHIBITS                               PAGE NO.
--------------------------------------------------------------------------------

2.1 Stock Redemption and Purchase Agreement Among Advanced Lighting Technologies, Inc., Ruud Lighting, Inc., and Alan J. Ruud, Susan Ruud, Theodore O. Sokoly, Christopher A. Ruud and Cynthia A. Johnson dated November 14, 2001

2.2 First Amendment to Stock Redemption and Purchase Agreement dated December 12, 2001